Exhibit 10.8

NAC RE CORP.

1993 STOCK OPTION PLAN

1.   Purpose and Structure

            The purpose of this 1993 Stock Option Plan (the “1993 Plan”) is to encourage and enable certain officers of NAC Re Corp. (the “Company”) and/or its subsidiaries to acquire a proprietary interest in the Company through the ownership of common stock of the Company. Such ownership will provide such officers with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a subsidiary of the Company. It is also expected that the 1993 Plan will encourage qualified persons to seek and accept employment with the Company and/or its subsidiaries.

            Pursuant to the 1993 Plan, certain officers will be offered the opportunity to acquire common stock through the grant of stock options including both “non-qualified” stock options (“NQSOs”) and “incentive stock options” (which term, when used herein, shall have the meaning ascribed thereto by Section 422(b) of the Internal Revenue Code of 1986, as amended [the “Code”]) (“ISOs”). In addition, the 1993 Plan provides for the granting of stock appreciation rights (“SARs”). As used herein, the term “Options” means stock options (including both NQSOs and ISOs) and SARs.

2.   Administration of the 1993 Plan

            The 1993 Plan shall be administered by the Committee as described in Paragraph 3. In administering the 1993 Plan, the Committee may adopt rules and regulations for carrying out the 1993 Plan. Any interpretation and decision with regard to any question arising under the 1993 Plan made by the Committee shall be final and conclusive on all participants in the 1993 Plan (“Participants”) and all other employees of the Company or a Subsidiary. The Committee shall determine the officers to whom, and the time or times at which, grants shall be made, the number of Options to be included in the grants, and the number of Options which shall be granted as NQSOs, ISOs and SARs.

3.   Committee

            The “Committee” is the Compensation Committee which shall be appointed from time to time by the Board of Directors of the Company (the “Board”), and shall consist of not less than three members of the Board, each of whom shall be a “disinterested person” within the meaning set forth in the regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If a Committee is not established, the Board shall perform the duties and functions ascribed to the Committee.

No one shall be a participant in the 1993 Plan while serving as a member of the Committee or for one year thereafter.

            The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made at a meeting duly called and held.

4.   Shares of Stock Subject to the 1993 Plan

            Except as provided in Subparagraphs 7(i) and 7(j) and Paragraph 8, the number of shares that may be issued or transferred pursuant to the exercise of NQSOs or ISOs granted under the 1993 Plan plus the number of shares subject to SARs granted under the 1993 Plan shall not exceed 1,250,000 shares of the $.10 par value common stock of the Company as constituted on December 9, 1992 (the “Common Stock”). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an Option, which, for any reason, expires or is terminated unexercised may again be subject to an Option right under the 1993 Plan. Notwithstanding any other provision of the 1993 Plan and any action of the Committee the aggregate Fair Market Value (determined at the time the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all plans of the Company, any Parent and any Subsidiary which provide for granting ISOs) shall not exceed $100,000 or any other limit prescribed by the Code. If such limitation is exceeded, such excess shall be treated as NQSOs.

5.   Eligibility

            Options may be granted only to officers of the Company or a Subsidiary as selected by the Committee as being potential contributors to the successful operation of the Company or a Subsidiary.

6.   Granting of Options

            All ISOs granted pursuant to the 1993 Plan shall be granted no later than December 9, 2002. NQSOs and SARs may be granted at any time. The date of the grant of any Option shall be the date on which the Committee authorizes the grant of such Option. In no event shall the number of shares for which Options may be granted to any Participant under this or any other Company option plan exceed 10% of the total number of shares authorized to be optioned under such plans.

            No NQSO or ISO shall be granted to any individual within two years following termination of his employment with a New York insurance company, or a foreign insurance company qualified to do business in New York, except with the Company or its subsidiary.

7.   Terms and Conditions of Options

            Options shall be evidenced by stock option agreements, which agreements need not be identical and shall contain in substance the following terms and conditions:

             (a)    Option Price.    The purchase price under each stock option shall be 100% of the Fair Market Value of the Common Stock at the time the stock option is granted, unless, in the case of NQSOs, otherwise determined by the Committee, but in no event less than the par value of such Common Stock. In the case of an ISO granted to a Participant owning more than 10% of the total combined voting power of all classes of stock of the Company, or of its Parent or any Subsidiary, actually or constructively under Section 424(d) of the Code (a “10% Shareholder”), the purchase price shall not be less than 110% of the fair market value of the Common Stock subject to the ISO at the time of its grant.

             (b)    SARs.    Upon exercise of an SAR, the holder thereof shall be entitled to receive from the Company consideration in an amount equal to the product of (i) the difference between the Fair Market Value of one share of Common Stock at the date of exercise and the Fair Market Value of one share of Common Stock on the date the SAR was granted, and (ii) the number of shares of Common Stock subject to the SAR, or that portion of the SAR, which is exercised. Upon the exercise of an SAR, the holder may specify the form of consideration to be paid to the holder, which shall be cash, Common Stock, or any combination thereof, provided, however, that the Committee, in its sole discretion, may decide that such consideration shall be paid in such combination of cash and Common Stock as the Committee shall decide. Stock option agreements with respect to SARs may provide that such SARs are automatically converted into NQSOs on the conversion date specified by the Committee at the time of grant.

            (c)    Exercise of Options and Medium and Time of Payment.    An Option may be exercised only by written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock in the case of an exercise of a stock option. Stock purchased pursuant to the exercise of a stock option shall at the time of purchase be paid for in full (i) in cash, (ii) with shares of Common Stock (including restricted stock) to be valued at the Fair Market Value thereof on the date of such exercise, (iii) by such other means which the Committee determines to be consistent with the purpose of the 1993 Plan and applicable law, or (iv) a combination of the foregoing. Upon receipt of the payment, the Company shall, without stock transfer tax to the participant or other person entitled to exercise the stock option, deliver to the person exercising such option a certificate or certificates for such shares. It shall be a condition to the performance of the Company’s obligation to issue or transfer Common Stock upon exercise of a stock option that the person exercising the stock option pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise. The payment of such taxes may be made by written notice to the Company to reduce the number of shares that would otherwise be obtained upon the stock option exercise by a number of shares having a Fair Market Value on the date of exercise equal to the tax payment.

            The Committee may establish a program through which Participants can borrow funds with which to purchase stock pursuant to exercise of a stock option. Eligibility of any participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan shall bear interest at a rate sufficient to avoid the imputation of interest under any section of the Code.

            (d)   Exercise Period.    No Option may be exercised after 10 years from the date it is granted. In the case of an ISO granted to a 10% Shareholder, such ISO, by its terms shall be exercisable only within five years from the date of grant. Options other than an ISO granted to a 10% Shareholder become exercisable in such installments and over such time period as the Committee shall determine at the time of grant; provided, however, that unless the Committee shall otherwise determine, Options shall become exercisable over the first six years after they are granted as follows: 20% of the Option shall become exercisable at the end of the second year following the date of grant; an additional 20% shall become exercisable at the end of the third year following the date of grant; an additional 20% shall become exercisable at the end of the fourth year following the date of grant; an additional 20% shall become exercisable at the end of the fifth year following the date of grant; and the remaining 20% shall become exercisable at the end of the sixth year following the date of grant. Notwithstanding the prior sentence, the Committee may issue Options with a more accelerated maturity schedule (but in no event may Options be exercisable within 6 months of the date of grant), if the Committee believes it will be in the best interests of the Company. Further, the right to exercise an Option may be earlier terminated as provided in Subparagraphs 7(g)
and 7(j).

            (e)   Rights as a Stockholder.    No holder of any Option shall have rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued for such shares. Except as otherwise expressly provided in the 1993 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

            (f)   Non-Assignability of Options.    No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the lifetime of a Participant, Options shall be exercisable only by the Participant.

            (g)   Effect of Termination of Employment or Death.    No Option shall be exercisable after termination of employment with the Company or a Subsidiary, except as provided in this subparagraph. Notwithstanding the provisions contained herein, in no event shall an Option be exercisable after 10 years from the date it is granted (or, in the case of an ISO granted to a 10% Shareholder, after 5 years from the date it is granted). Options shall not be affected by any change of employment so long as the Participant continues to be employed by either the Company or a Subsidiary.

            In the event of the retirement of a Participant, or due to death or disability of the Participant (“Retirement”), NQSOs and/or SARs or unexercised portions thereof which were otherwise exercisable on the date of Retirement shall expire unless exercised within five years after the date of Retirement.

            In the event of the discharge or resignation of a Participant ("Termination”), Options or unexercised portions thereof which were otherwise exercisable on the date of Termination shall expire unless exercised within a period of three months after the date of Termination. Notwithstanding the foregoing, in the event of the discharge of a Participant for cause, the Committee may, in its sole discretion, annul all of his Options, in which case such Options, whether or not exercisable on the date of discharge, shall terminate and be null and void.

            In the event that a Participant ceases to be an employee of the Company or a Subsidiary for any reason, including Retirement or Termination, his Options shall terminate and be null and void to the extent they are not immediately exercisable on the date of Retirement or Termination.

            Notwithstanding the foregoing, the Committee may, if it determines that to do so would be in the Company’s best interests, provide in a specific case or cases for the exercise of NQSOs or SARs which would not otherwise be immediately exercisable on the date of such Termination or Retirement, upon such terms and conditions as the Committee determines to be appropriate.

            Nothing in the 1993 Plan or in any Option shall confer any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time.

            Notwithstanding any other provision in the 1993 Plan, ISOs will expire unless exercised within three months of termination of employment for any reason, except in the case of termination by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), in which case the ISO will expire unless exercised within one year of termination.

            (h)   Leave of Absence.    In the case of a Participant on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an Option be exercisable after ten years from the date it is granted (or, in the case of a 10% Shareholder, more than 5 years from the date it is granted).

            (i)   Recapitalization.    In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent (5%) of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent (5%) of the shares outstanding at the beginning of the year, the number of shares available under the 1993 Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any stock option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Appropriate adjustment shall also be made to the exercise price of any outstanding SAR and to the number of shares considered to be subject to such SAR as is necessary to protect the value of such SAR at the time of such dividend or other action necessitating such adjustment. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

            Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate five percent (5%) of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the 1993 Plan.

            (j) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of the value of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation; provided, however, that in the case of an ISO, any such adjustment shall be subject to the requirements of Section 424 of the Code, and in the case of SARs, any additional adjustments to terms of the SARs will be made as necessary to ensure that the value of any unexercised SAR is not diminished, or (ii) give written notice to holders that their Options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the Committee, and that such Options must be exercised within sixty (60) days of the date of such notice or they will be terminated.

            (k)   Change in Control.    Notwithstanding any other provision in the 1993 Plan, in the event of a Change in Control, as defined below, the Committee in its sole discretion may provide for immediate exercise, but in no event within 6 months of the date of grant, of any or all Options which are not yet exercisable at the time of the Change in Control and which are held by Participants who are employed by the Company or a Subsidiary at the time of the Change in Control. “Change in Control” is hereby defined as either (i) the acquisition of 30% or more of the outstanding voting securities of the Company by any person, (ii) a tender offer for Company stock or a proxy contest for the election of directors, if, after such tender offer or proxy contest, the persons who were directors immediately prior to such tender offer or proxy contest would not constitute a majority of the Board, or (iii) approval by Company stockholders of either an agreement for a transaction whereby the Company will cease to be traded on a national securities exchange or a sale by the Company of all or substantially all of its assets.

            (l)   General Restrictions.    Each Option granted under the 1993 Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the granting of such Option, or the issue, transfer or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company’s obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, any distribution thereof.

            In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

            (m)   Definitions.    “Subsidiary” herein means any present or future corporation which is or would be a “subsidiary corporation” as that term is defined in Section 424 of the Code and “Parent” herein means any present or future corporation which is or would be a “parent corporation” of the Company in each case as the term is defined in Section 424 of the Code determined as if the Company were the employer corporation of the Company.

            For purposes of the 1993 Plan, Fair Market Value shall be determined in accordance with the Code and the regulations thereunder.

            Any references herein to sections of the Code, regulations thereunder or rules under the Exchange Act shall also mean successor provisions to such sections, regulations or rules.

            (n)   Construction.    Article, Section and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective. The Plan shall be construed, administered, regulated and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of Connecticut.

8.    Termination and Amendment of the 1993 Plan

            The Board shall have the right to amend, suspend, or terminate the 1993 Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a Participant or other holder under any Option theretofore granted under the 1993 Plan; and, provided further, unless first duly approved by the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Subparagraphs 7(i) and 7(j), no amendment or change shall be made in the 1993 Plan: (i) materially increasing the benefits accruing to Participants under the Plan; (ii) materially increasing the number of shares of Common Stock which may be issued under the Plan or (iii) materially modifying the requirements as to eligibility for participation in the Plan.

9.    Restriction on Sale of Shares

            Without prior written notice to the Company, no Common Stock acquired by a Participant upon exercise of an ISO granted hereunder shall be disposed of by the Participant within two years from the date such ISO was granted, nor within one year after the transfer of such stock to the Participant; provided, however, that none of (i) a transfer from a decedent to an estate or a transfer by bequest or inheritance; (ii) an exchange to which Sections 354, 355, 356 or 1036 of the Code applies; (iii) a transfer between spouses or incident to divorce as described in Section 1041(a) of the Code, or (iv) a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall be deemed to be such a disposition.

10.   Effective Date of the 1993 Plan

            The 1993 Plan is effective as of December 9, 1992, the date of its adoption by the Board, subject, however, to approval by the stockholders of the Company within 12 months thereafter and to any requisite New York State Department of Insurance approval; and if such approval is not obtained, the 1993 Plan shall terminate and any and all Options granted during such interim period shall also terminate and be of no further force or effect. The 1993 Plan shall terminate at such time as no further shares of Common Stock are available for issue upon the exercise or transfer of Options hereunder (including shares available due to the forfeiture or expiration of Options), or on such earlier date as the Board may determine. Any Option outstanding at the termination date shall remain outstanding until it has either expired by its terms or has been exercised.